                                                                     EXHIBIT 5.1

                                 ATTORNEYS AT LAW          San Francisco, CA
                                                           415 693-2000

                                 4365 Executive Drive      Palo Alto, CA
                                 Suite 1100                415 843-5000
                                 San Diego, CA
                                 92121-2128                Menlo Park, CA
                                 Main  619 550-6000        415 843-5000
                                 Fax   619 453-3555
                                                           Boulder, CO
                                                           303 546-4000

                                                           Denver, CO
                                                           303 606-4800

                                 http://www.cooley.com

                                 FREDERICK T. MUTO
                                 619 550-6010
                                 mutoft@cooley.com



February 10, 1997





DataWorks Corporation
5910 Pacific Center Blvd.
San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by DataWorks Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the offering of 250,000 shares of the Company's Common Stock to be sold by a certain shareholder, as described in the Registration Statement (the "Common Stock").

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the originals or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock is validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,



COOLEY GODWARD LLP

Frederick T. Muto